HILL-ROM CONTACT INFORMATION
Investor Relations:
Blair A. (Andy) Rieth, Jr., Vice President, Investor Relations, Corporate Communications & Global Brand Development
Phone: 812-931-2199
Email: andy.rieth@hill-rom.com
Media Relations:
Lauren Green-Caldwell, Director, Corporate Communications & Public Relations
Phone: 812-934-8692
Email: lauren.green-caldwell@hill-rom.com
HILL-ROM ANNOUNCES ACQUISITION OF LIKO (Liko Vårdlyft AB and Liko North America Corporation)
•	Acquisition of leading maker of patient lifts and assistive technology broadens Hill-Rom portfolio by adding mobility and safety solutions

•	Announcement consistent with previously disclosed Hill-Rom strategy for growth and expansion via highly selective acquisitions

•	Purchase expected to be accretive to Hill-Rom earnings within 12 months
     Webcast for investor community to be held at 8:30 a.m. EDT to discuss details of acquisition.
BATESVILLE, Ind. (October 2, 2008) — Hill-Rom (NYSE: HRC) and Liko (Liko Vårdlyft AB and Liko North America Corporation) announced today the acquisition of Liko by Hill-Rom for approximately $183 million (U.S.) dollars. Hill-Rom, based in Batesville, Ind., is a leading worldwide manufacturer and provider of patient support systems and other related medical technologies and related services for the health care industry. Liko, based in Lulea, Sweden, is a leading supplier and developer of lifts and slings that facilitate the safe movement and transfer of patients. Through a comprehensive range of products that handle all lifting situations, Liko’s patient lifts and accessories have set the standard for performance in both acute and post acute care settings around the world.
The transaction was completed on October 1, 2008. The transaction is expected to be slightly accretive to Hill-Rom’s GAAP earnings per share in 2009 and increasingly accretive thereafter. In addition, once integrated, this acquisition should enhance Hill-Rom’s organic revenue growth rate and margins. Liko generated revenues of approximately $75 million during its fiscal 2008. The transaction will be financed from existing cash balances and available lines of credit. Upon closing, Hill-Rom expects to benefit from synergies created by combining Liko’s strong product platforms, engineering capabilities, clinical competencies and sales channel capabilities with Hill-Rom’s established brands, long standing reputation for high quality products and service, and its large and established sales and service organizations in both North America and Europe.

“The addition of Liko to our Hill-Rom family represents a direct connection to Hill-Rom’s mission of enhancing outcomes for patients and their caregivers,” said Peter H. Soderberg, president & CEO of Hill-Rom. “Hill-Rom has previously stated its desire to add complementary technologies to its portfolio that leverage our global business footprint and presence across the continuum of care. This acquisition is an important step in this direction as nearly 75 percent of Liko’s revenue is derived outside of North America and the company has a well balanced focus on the acute, extended care and home care segments — all care settings where lifts are widely deployed and where Hill-Rom is intensely focused. The safe and efficient movement of patients or residents to and from their beds is a challenge that we will now be able to more completely assist with through the acquisition of Liko, a leading innovator in this space.”
Soderberg added that the addition of Liko is consistent with Hill-Rom’s previously articulated strategies. “We have chosen to add a high-performing company that supplements and augments our business, particularly in our European markets and our post-acute care segment,” he said.
“Hill-Rom brings Liko the opportunity to grow, reaching more patients and caregivers worldwide,” said Gunnar Liljedahl, founder of Liko. “Our missions, both of which focus on improving outcomes for patients and caregivers are similar, and our cultures, which focus on innovation and excellence, are entirely aligned. I see our two companies coming together as a winning combination for our employees, our communities and for all the customers we serve.”
Liko has been a family-owned and operated business for more than 25 years. Its history is one of providing the most advanced technologies and full solutions to meet the lifting and assist needs of patients from critical care through extended care and into the homecare markets. Liko employs about 275 people worldwide.
It is intended that Liko products will continue to be marketed under the Liko name with the addition of Hill-Rom branding. The primary Liko business operations now carried out in Liko’s headquarters in Lulea and at its other locations (notably Franklin, Mass. in the United States and locations in the United Kingdom and in Germany) will continue with only minor adjustments.
Evli Bank acted as financial advisor to Hill-Rom and Ernst & Young acted as financial advisor to the sellers. Vinge and Bracewell & Giuliani LLP served as legal advisors to Hill-Rom and Cederquist served as legal advisor to the sellers.
Conference Call Webcast and Replay
Hill-Rom will sponsor a conference call and webcast for the investing public at 8:30 a.m. EDT today, October 2, 2008. During the call, management will discuss details of the Liko transaction. The webcast is available at http://www.hill-rom.com or by following this link: http://ir.hill-rom.com/eventdetail.cfm?eventid=60089 and will be archived on the company’s Web site through October 2, 2009 for those who are unable to listen to the live webcast. A replay of the call is also available through October 9, 2008 at 888-203-1112 or for International callers 719-457-0820. This code is needed to access the replay using either of the mentioned dial-in numbers: 7742506.
ABOUT LIKO
Liko is one of the leading suppliers of patient lifts and slings in the world. More than 25 years of continuous development has resulted in the market’s safest, most effective and most complete system of lifting and transfer devices.

In Sweden and other markets, the name Liko is synonymous with patient lifts. Today, Liko is market leading in the Nordic region, with nearly 20 percent of the world market. Liko now employs 275 people worldwide.
Liko ...Lifts with care
www.liko.com
ABOUT HILL-ROM
Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, and information technology solutions. Hill-Rom’s comprehensive product and service offerings are used by health care providers across the health care continuum in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.
Hill-Rom...enhancing outcomes for patients and their caregivers.
www.hill-rom.com
Disclosure Regarding Forward-Looking Statements
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company’s dependence on its relationships with several large group purchasing organizations, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, collections of accounts receivable, compliance with FDA regulations, antitrust litigation, potential exposure to product liability or other claims, failure of the Company’s announced strategic initiatives and restructuring and realignment activities to achieve expected growth, future restructuring or realignment activities, efficiencies or cost reductions, disruptions in the Company’s business or other adverse consequences resulting from the recent spin-off of the funeral service business, failure to realize the anticipated benefits of the spin-off, failure of the Company to execute its acquisition and business alliance strategy through the consummation and successful integration of acquisitions or entry into joint ventures or other business alliances, increased costs or unavailability of raw materials, labor disruptions, the ability to retain executive officers and other key personnel, and certain tax-related matters. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2007, its Current Report on Form 8-K filed with the SEC on March 17, 2008, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. The Company assumes no obligation to update or revise any forward-looking statements.
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